Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement of Gaiam, Inc. on Form S-3, of our report dated March 15, 2006 relating to the consolidated financial statements appearing in Gaiam, Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/Ehrhardt Keefe Steiner & Hottman PC

April 7, 2006
Denver, Colorado